Exhibit 32

Certification

Each of the undersigned officers of Allin Corporation (the “Company”), certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Company’s report on Form 10-Q for the quarterly period ended March 31, 2004, as filed with the United States Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

May 13, 2004	/s/ RICHARD W. TALARICO

Chief Executive Officer

May 13, 2004	/s/ DEAN C. PRASKACH

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.